EXHIBIT 10.3

EXCHANGE AGREEMENT

AGREEMENT dated as of the 24th day of January, 2006, by and between WINSLAND CAPITAL LIMITED, a British Virgin Islands corporation (“Winsland”), and CHINA NATURAL RESOURCES, INC., a British Virgin Islands corporation (the “Company”).

WHEREAS, Winsland is the record and beneficial owner of 320,000 Series B preferred shares of the Company (the “Winsland Preferred Shares”); and

WHEREAS, the Company is a party to an Acquisition Agreement with Feishang Mining Holdings Limited and Feishang Group Limited (the “Acquisition Agreement”); and

WHEREAS, the Acquisition Agreement provides that, as a condition precedent to closing the transactions contemplated by the Acquisition Agreement, Winsland is required to exchange the Winsland Preferred Shares for 320,000 common shares of the Company (the “Exchange Shares”); and

WHEREAS, Winsland desires to exchange the Winsland Preferred Shares for the Exchange Shares and the Company desires to issue the Exchange Shares in exchange for the Winsland Preferred Shares, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Exchange of Shares. Winsland hereby agrees to exchange the Winsland Preferred Shares, free and clear of all liens, charges, encumbrances and security interests, for the Exchange Shares, and the Company hereby agrees to issue the Exchange Shares to Winsland in exchange for the Winsland Preferred Shares.

2.

Effective Date; Closing. This Agreement shall become effective and the transactions contemplated by this Agreement shall be consummated (the “Closing”) simultaneous with the closing of the transactions contemplated by the Acquisition Agreement. In the event that the Acquisition Agreement is not consummated, then this Agreement shall terminate and cease to be of any further force or effect, and neither party shall have any obligation hereunder. At the Closing (a) Winsland shall deliver to the Company one or more certificates evidencing the Winsland Preferred Shares, duly endorsed for transfer to the Company and (b) the Company shall deliver to Winsland one or more certificates evidencing the Exchange Shares, registered in the name of Winsland.

3.

Representations and Warranties of Winsland. Winsland hereby represents and warrants to the Company that (a) Winsland is validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) this Agreement has been duly authorized by all necessary action on the part of Winsland, (c) Winsland has the power and authority to enter into this Agreement and perform its obligations hereunder, (d) this Agreement constitutes the valid and binding obligation of Winsland, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by laws pertaining to creditors’ rights and principles of equity, (e) Winsland is the sole record and beneficial owner of the Winsland Preferred Shares free and clear of all liens, charges encumbrances and security interests and (f) upon delivery of the Winsland Preferred Shares to the Company at the Closing (as hereinafter defined), the Company will acquire good and marketable title to the Winsland Preferred Shares.

4.

Representations and Warranties of the Company. The Company hereby represents and warrants to Winsland that (a) the Company is validly existing and in good standing under the laws of the jurisdiction of incorporation (b) this Agreement has been duly authorized by all necessary action on the part of the Company, (c) the Company has the power and authority to enter into this Agreement and perform its obligations hereunder, (d) this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof, except as enforcement may be limited by laws pertaining to creditors’ rights and principles of equity, and (e) the Exchange Shares have been duly and validly authorized and issued, and are fully paid and non-assessable securities of the Company.

5.

Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified except in a writing, signed by each of the parties hereto.

6.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the British Virgin Islands, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

WINSLAND CAPITAL LIMITED

By:

/s/ Ching Lung Po

Ching Lung Po

Director

CHINA NATURAL RESOURCES, INC.

By:

/s/ Tam Cheuk Ho

Tam Cheuk Ho

Chief Financial Officer